Exhibit H12

                                   AMENDMENT,
                               DATED MAY 23, 2005,
                                     TO THE
                          ACCOUNTING SERVICES AGREEMENT
                           BETWEEN RYDEX SERIES FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                            DATED SEPTEMBER 25, 1996,
                                   AS AMENDED

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                                  AMENDMENT TO

                          ACCOUNTING SERVICES AGREEMENT

                                     BETWEEN

                               RYDEX SERIES FUNDS

                                       AND

                            RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Accounting Services Agreement:

            The fourth paragraph under the section "Witnesseth" of the Accounting Services Agreement is amended, effective May 23, 2005, to read as follows:

            WHEREAS, the board of trustees of the trust, pursuant to Article IV,
      Section 4.01(o), "Board of Trustees; Powers," of the Trust Declaration, have created the following series of shares of the Trust: The U.S. Government Bond Fund, The U.S. Government Money Market Fund, The Nova Fund, The Ursa Fund, The OTC Fund, The Arktos Fund, The Juno Fund, The Nova Master Fund, The Ursa Master Fund, The OTC Master Fund, The Arktos Master Fund, The Juno Master Fund, The Medius Master Fund, The Large-Cap Europe Fund, The Large-Cap Japan Fund, The Mekros Fund, The Medius Fund, The Large-Cap Value Fund, The Large-Cap Growth Fund, The Mid-Cap Value Fund, The Mid-Cap Growth Fund, The Inverse Mid-Cap Fund, The Small-Cap Value Fund, The Small-Cap Growth Fund, The Inverse Small-Cap Fund, THE STRENGTHENING DOLLAR FUND, THE WEAKENING DOLLAR FUND, The Banking Fund, The Basic Materials Fund, The Biotechnology Fund, THE COMMODITIES FUNDS, The Consumer Products Fund, The Electronics Fund, The Energy Fund, The Energy Services Fund, The Financial Services Fund, The Health Care Fund, The Internet Fund, The Leisure Fund, The Precious Metals Fund, The Real Estate Fund, The Retailing Fund, The Technology Fund, The Telecommunications Fund, and The Transportation Fund, The Utilities Fund, The Utilities Master Fund, The Sector Rotation Fund, the Core Equity Fund, THE MODERN MARKETS MULTI-STRATEGY FUND, THE MODERN MARKETS MARKET NEUTRAL FUND AND THE MODERN MARKETS LONG/SHORT FUND. (collectively, the "Rydex Funds");

      ADDITIONS and [DELETIONS] are noted in BOLD.

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      In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 23rd day of May, 2005.

                                        RYDEX SERIES FUNDS

                                        /S/ CARL G. VERBONCOEUR
                                        -------------------------------
                                        By:    Carl G. Verboncoeur
                                        Title: President


                                        RYDEX FUND SERVICES, INC.

                                        /S/ CARL G. VERBONCOEUR
                                        -------------------------------
                                        By:    Carl G. Verboncoeur
                                        Title: President